UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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INDEPENDENT BANK CORPORATION

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Independent Bank Corporation
230 West Main Street
Ionia, Michigan 48846

March xx, 2011

Dear Fellow Shareholder,

It is our pleasure to invite you to attend the 2011 Annual Meeting of Shareholders of Independent Bank Corporation at 3:00 p.m., Eastern Time, on Tuesday, April 26, 2011 at Watt Auditorium, 438 Union Street, Ionia, Michigan 48846.
The Annual Report, which we mailed to you with this proxy statement, summarizes Independent Bank Corporation’s major developments during 2010 and includes the 2010 consolidated financial statements.
Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. You may also vote by telephone or by the Internet by following the instructions for using the automated telephone and Internet voting systems provided on the proxy card.
Sincerely,

/s/Michael M. Magee, Jr.
Michael M. Magee, Jr.
President and Chief Executive Officer

INDEPENDENT BANK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2011

Date:	April 26, 2011
Time:	3:00 p.m., Eastern Time
Place:	Watt Auditorium 438 Union Street Ionia, Michigan 48846

We invite you to attend the Independent Bank Corporation Annual Meeting of Shareholders to:

1.	Elect three directors to serve three-year terms expiring in 2014;
2.	Ratify the appointment of Crowe Horwath LLP as independent auditors for the fiscal year ending December 31, 2011;
3.	Participate in an advisory (non-binding) vote to approve the compensation of our executives, as disclosed in this proxy statement;
4.
Consider and vote upon a proposal to amend our Long-Term Incentive Plan to extend the Plan for an additional 10 years and to make an additional 750,000 shares of our common stock available for issuance under the Plan;

5.	Consider and vote upon a proposal to authorize us to sell 2,500,000 additional shares of our common stock under an equity line facility we have established; and
6.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is February 28, 2011. Only shareholders of record at the close of business on that date can vote at the Annual Meeting. We mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals at the meeting on April 26, 2011, or any date or dates to which the Annual Meeting may be adjourned or postponed.
We will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting, and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of Independent Bank Corporation, 230 West Main Street, Ionia, Michigan 48846.
If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system or by using the Internet voting system. You will find instructions for voting by telephone and by the Internet on the enclosed proxy card.
By Order of the Board of Directors,

/s/Robert N. Shuster
Robert N. Shuster
Corporate Secretary

March xx, 2011

Independent Bank Corporation
230 West Main Street
Ionia, Michigan 48846

2011 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation, beginning approximately March xx, 2011, by our Board of Directors, of proxies for use at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, April 26, 2011, at 3:00 p.m. (local time) at Watt Auditorium, 438 Union Street, Ionia, Michigan 48846.

If the form of the proxy accompanying this proxy statement is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such proxy. If no choice is specified, the shares represented by the proxy will be voted FOR the election of directors listed as nominees, FOR the ratification of the independent auditors, FOR the amendment to our Long-Term Incentive Plan, FOR the increase in the number of shares we are authorized to issue pursuant to the equity line facility we have established, FOR the proposal to approve the compensation of our executives (on an advisory basis), and in their discretion of the proxy holders on any other matter properly coming before the meeting.

To vote by telephone, shareholders of record (shareholders who hold shares directly through our stock transfer agent) may call toll free on a touch-tone telephone 1-800-PROXIES (1-800-776-9437) and follow the recorded instructions. To vote by Internet, go to the site http://www.voteproxy.com and follow the instructions provided.

If your shares are held through a bank or a broker (referred to as “street name”), you may also be eligible to vote your shares electronically. Simply follow the instructions on your voting form, using either the toll-free telephone number or the Internet address that is listed.

A proxy may be revoked prior to its exercise by delivering a written notice of revocation to our Secretary, executing a subsequent proxy, or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a proxy.

This proxy statement, including the Notice and form of proxy, along with our Annual Report, is available at http://www.snl.com/irweblinkx/docs.aspx?iid=100319. Information on directions to the site of our Annual Meeting is available on our website at www.IndependentBank.com.

VOTING SECURITIES AND RECORD DATE

As of February 28, 2011, the record date for the Annual Meeting, we had issued and outstanding 7,860,849 shares of common stock. Shareholders are entitled to one vote for each share of our common stock registered in their names at the close of business on the record date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by us.

As of February 28, 2011, no person was known by us to be the beneficial owner of 5% or more of our common stock, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding

U.S. Department of the Treasury	8,062,424	(1)	50.43%
1500 Pennsylvania Avenue, NW, Room 2312
Washington, DC 20220

(1)
The U.S. Department of the Treasury (the “Treasury”) holds 74,426 shares of our Series B, Fixed Rate Cumulative Mandatorily Convertible Preferred Stock (the “Series B Preferred Shares”), and a warrant to purchase 346,154 shares of our common stock.  The Treasury has the right to convert all or any portion of the Series B Preferred Shares into shares of our common stock at any time, in its discretion, as well as the right to exercise the warrant at any time, in its discretion.  Under rules issued by the Securities and Exchange Commission (“SEC”), because of its right to acquire our common stock at any time, the Treasury is deemed to beneficially own the shares of common stock it may acquire upon conversion of the Series B Preferred Shares and exercise of the warrant.

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provide that our Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Our Bylaws permit our Board of Directors to establish the size of our Board from three to fifteen members. Our current Board has fixed the size of our Board at nine members. Stephen L. Gulis, Jr., Terry L. Haske and Charles A. Palmer are nominees to serve three-year terms expiring in 2014. Each of these directors is an incumbent director previously elected by our shareholders.

The proxies cannot be voted for a greater number of persons than the number of nominees named. The persons named as proxy holders in the accompanying proxy will vote for the above named nominees unless a shareholder directs otherwise. In the event that any nominee is unable to serve, which is not now contemplated, our Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.

In addition to the nominees for director, each director whose term will continue after the meeting is named in the following table. Each nominee and director owned beneficially, directly or indirectly, the number of shares of common stock set forth opposite their respective names. The stock ownership information and the information relating to each nominee’s and director’s age, principal occupation or employment for the past five years has been furnished to us as of February 28, 2011, by the respective nominees and directors.

A plurality of the votes cast at the Annual Meeting of Shareholders is required to elect the nominees as directors. Accordingly, at this year’s meeting, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast on this matter.

The Board of Directors recommends a vote FOR the election of each of the three nominees.

	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding

Nominees for three-year terms expiring in 2014
Stephen L. Gulis, Jr. (age 52)	3,145	(2)	.04
Mr. Gulis is the retired Executive Vice President and President of Wolverine Worldwide Global Operations Group. He served as Executive Vice President, CFO and Treasurer of Wolverine Worldwide prior to his appointment as President, Global Operations. He became a director in 2004. Mr. Gulis’ prior experience as a chief financial officer of a major corporation is an important skill set to have on the Board. In addition, his prior experience with a corporation that is subject to the reporting requirements of the Securities Exchange Act of 1934 is important to the Board.

Terry L. Haske (age 61)	10,040	(3)	.13
Mr. Haske is a CPA and Principal with Anderson, Tuckey, Bernhardt & Doran, P.C. since 2008. Prior to 2008 he was the President of Ricker & Haske, CPAs, and P.C. He became a director in 1996. Mr. Haske’s experience and qualifications as a CPA, as well as his prior service as a director of the Company and as a director of other banking institutions, makes his service to the Board particularly important.

Charles A. Palmer (age 65)	21,294		.27
Mr. Palmer is an attorney and a professor of law at Thomas M. Cooley Law School. He became a director in 1991. Mr. Palmer’s training as an attorney and almost 20 years of service as a director of the Company provides additional talent to the Board.

Directors whose terms expire in 2012
Robert L. Hetzler (age 64)	3,304	(4)	.04
Mr. Hetzler is the retired President of Monitor Sugar Company (food processor). He became a director in 2000. Mr. Hetzler, who also has a legal degree, has numerous years as a senior leader of a large business organization. Those skill sets and experiences are important to the Board and the Company.

Michael M. Magee, Jr. (age 54)	15,431	(5)	.19
Mr. Magee is the President and Chief Executive Officer of Independent Bank Corporation (although he will be resigning as President April 1, 2011). Prior to his appointment as President and CEO as of January 1, 2005, Mr. Magee served as Chief Operating Officer since February 2004 and prior to that he served as President and Chief Executive Officer of Independent Bank since 1993. He became a director in 2005. Mr. Magee has over 31 years of service in the financial services industry and has served as our Chief Executive Officer for over 6 years. That position and those experiences make him a particularly important component of the Board.

James E. McCarty (age 62)	6,680	(6)	.08
Mr. McCarty is the retired President of McCarty Communications (commercial printing). He became a director in 2002. Mr. McCarty’s prior experience in a corporate leadership position and prior service as a director of a financial institution makes his service to the Board important.

	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding

Directors whose terms expire in 2013
Donna J. Banks, Ph.D. (age 52)	2,185	(7)	.03
Dr. Banks is a retired Senior Vice President of the Kellogg Company. She became a director in 2005. Ms. Banks’ prior experience in an executive leadership position with a major corporation makes her service to the Board particularly important. Moreover, her prior experience with a corporation that is subject to the reporting requirements of the Securities Exchange Act of 1934 is of use to the Board and the Company.

Jeffrey A. Bratsburg (age 66)	9,880	(8)	.12
Mr. Bratsburg is the Chairman of the Board of Directors of Independent Bank Corporation. Mr. Bratsburg served as President and CEO of Independent Bank West Michigan from 1985 until his retirement in 1999. He became a director in 2000. Mr. Bratsburg’s prior experience as a bank president, as well as his 18 years of experience in the financial services industry, makes him an important member of the Board.

Charles C. Van Loan (age 62)	32,746	(9)	.41
Mr. Van Loan served as President and CEO of Independent Bank Corporation from 1993 until 2004 and as executive Chairman during 2005. He retired on December 31, 2005. He became a director in 1992. Mr. Van Loan has over 27 years of experience in the financial services industry. Mr. Van Loan served as the Company’s CEO for over 10 years, which makes his input particularly useful to the Board.

(1)
Except as described in the following notes, each nominee or incumbent director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. The table includes shares of common stock that are issuable under options exercisable within 60 days.

(2)	Includes 1,909 common stock units held in Mr. Gulis’ account under our deferred compensation and stock purchase plan for non-employee directors that are payable in our common stock upon retirement.
(3)
Includes 4,731 shares owned jointly with Mr. Haske’s father with respect to which Mr. Haske shares voting and investment power and includes 124 common stock units held in Mr. Haske’s account under our deferred compensation and stock purchase plan for non-employee directors that are payable in our common stock upon retirement.

(4)	Includes 1,061 shares held in a spousal trust and 655 shares in a trust with respect to which Mr. Hetzler shares voting and investment power.
(5)	Includes 3,363 shares allocated to Mr. Magee’s account in the Independent Bank Corporation Employee Stock Ownership Plan ("ESOP").
(6)
Includes 999 common stock units held in Mr. McCarty’s account under our deferred compensation and stock purchase plan for non-employee directors that are payable in our common stock upon retirement. Includes 2,778 shares held in a spousal trust.

(7)
Includes 1,529 common stock units held in Dr. Banks’ account under our deferred compensation and stock purchase plan for non-employee directors that are payable in our common stock upon retirement. Includes 600 shares held in a spousal trust.

(8)
Includes 1,207 common stock units held in Mr. Bratsburg’s account under our deferred compensation and stock purchase plan for non-employee directors that are payable in our common stock upon retirement.

(9)	Includes 32,546 shares held in a spousal trust.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of our common stock by our “Named Executives” (listed in the Summary Compensation Table below) and by all our directors and executive officers as a group as of February 28, 2011.

Name	Amount and Nature of Beneficial Ownership(1) (2)		Percent of Outstanding

Michael M. Magee	15,431		.19
Robert N. Shuster	16,317		.21
David C. Reglin	9,467		.12
William B. Kessel	4,452		.06
Stefanie M. Kimball	3,338		.04
Mark L. Collins	13,732		.17
All executive officers and directors as a group (consisting of 17 persons)	348,661	(3)	4.40

(1)
In addition to shares held directly or under joint ownership with their spouses, beneficial ownership includes shares that are issuable under options exercisable within 60 days, and shares that are allocated to their accounts as participants in the ESOP.

(2)
Does not include shares that may be issued pursuant to restricted stock units granted to each executive officer (other than Mr. Magee) in February 2011, as described under "Executive Compensation" below.

(3)	Beneficial ownership is disclaimed as to 183,872 shares, all of which are held in the ESOP.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

For many years, our Board of Directors has been committed to sound and effective corporate governance practices. The Board has documented those practices in our Corporate Governance Principles. These principles address director qualifications, periodic performance evaluations, stock ownership guidelines and other corporate governance matters. Under those principles, a majority of the members of our Board must qualify as independent under the rules established by the NASDAQ stock market on which our stock trades. Our principles also require the Board to have an audit committee, compensation committee and a nominating and corporate governance committee, and that each member of those committees qualifies as independent under the NASDAQ rules. Our Corporate Governance Principles, as well as the charters of each of the foregoing committees are available for review on our website at www.IndependentBank.com under the “Investor Relations” tab.

CODE OF BUSINESS CONDUCT AND ETHICS AND CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

Our Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition, the Board has adopted a Code of Ethics for Senior Financial Officers, which includes our principal executive officer, principal financial officer and controller. Each of these codes is posted on our website and can also be obtained free of charge through our Corporate Secretary at 230 West Main Street, Ionia, Michigan 48846. Any changes to or waivers of either code for our CEO or senior financial officers will be disclosed on our website.

DETERMINATION OF INDEPENDENCE OF BOARD MEMBERS

As required by our Corporate Governance Principles, our Board has determined that each of the following directors qualifies as an “Independent Director”, as such term is defined in Market Place Rules 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Donna J. Banks, Jeffrey A. Bratsburg, Stephen L. Gulis, Terry L. Haske, Robert L. Hetzler, James E. McCarty, Charles A. Palmer and Charles C. Van Loan. Our Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees as prescribed by the NASDAQ listing requirements, and, as to the audit committee, under applicable SEC rules. There are no family relationships between or among our directors, nominees or executive officers.

MEETING ATTENDANCE

Each of our directors is expected to attend all meetings of the Board, applicable committee meetings, and our Annual Meeting of Shareholders. Each of our directors attended our 2010 annual shareholders meeting. During 2010, the Board held 22 meetings; each director attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served.

BOARD COMMITTEES AND FUNCTIONS

Our Board of Directors has three standing committees: audit, compensation and nominating and corporate governance.  Copies of the charters of each of these committees are available on our Website at www.IndependentBank.com.

Our audit committee, which met on six occasions in 2010, consists of directors Gulis (Chairman), Haske and McCarty (and during 2010 also included director Maxson who retired in December 2010).  Our Board has determined that Mr. Gulis qualifies as the “Audit Committee Financial Expert,” as that term is defined in SEC rules. The primary purpose of the audit committee is to assist the Board in overseeing (1) the quality and integrity of our accounting, auditing and reporting practices, (2) the performance of our internal audit function and independent auditor, and (3) our disclosure controls and system of internal controls regarding, finance, accounting, legal compliance, and ethics that management and our Board have established.

Our compensation committee, which met on four occasions in 2010, consists of directors Banks, Gulis, Hetzler, Van Loan and McCarty (Chairman). This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to our executives and officers. At the beginning of each year, our compensation committee meets to review our CEO’s performance against the Company’s goals and objectives for the preceding year and also to review and approve the corporate goals and objectives that relate to CEO compensation for the forthcoming year. This committee also evaluates the CEO and other key executives’ payouts against (1) pre-established, measurable performance goals and budgets, (2) generally comparable groups of executives, and (3) external market trends. Following this review, this committee recommends to the full Board, the annual base salary, annual incentive compensation, total compensation and benefits for our chief executive officer. This committee is also responsible for approving equity-based compensation awards under our Long-Term Incentive Plan. Base salaries of executive officers, other than our CEO, are established by our CEO.

This committee is also responsible to recommend to the full Board the amount and form of compensation payable to directors. From time to time, the committee relies upon third party consulting firms to assist the committee in its oversight of the Company’s executive compensation policy and our Board compensation. This is discussed in more detail in the “Compensation Discussion and Analysis” included in this proxy statement.

Our nominating and corporate governance committee, which met on two occasions in 2010, consists of directors Banks, Haske, Hetzler, Van Loan and Palmer (Chairman). This committee is responsible for making recommendations on the qualification and standards to serve on our Board, identifying board candidates and monitoring our corporate governance standards.

Our Amended and Restated Articles of Incorporation contain certain procedural requirements applicable to shareholder nominations of directors. Shareholders may nominate a person to serve as a director if they provide written notice to us not later than 60 and no more than 90 days prior to the first anniversary date of the preceding year’s annual meeting. The notice must include (1) name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Securities Exchange Act of 1934 had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director. Our nominating and corporate governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of board member candidates. However, this committee may use the services of such a firm in the future if it deems necessary or appropriate.

The nominating and corporate governance committee has not established specific, minimum qualifications for director nominees. Our Corporate Governance Principles mandate that directors possess the requisite background and experience to make a strong, positive contribution to Independent Bank Corporation and our shareholders. This committee is responsible for reviewing the qualifications and independence of the members of the Board. This assessment includes a consideration of the skills, experience and diversity of the prospective candidates. In light of these general requirements, this committee reviews the suitability of each person nominated to our Board. These same standards and suitability requirements are applicable to all director nominees, regardless of the party making the director nomination. While the Board does not have a formal policy regarding the consideration of nominee diversity, this committee does consider diversity in its identification of director candidates. Diversity in business, industry and professional experience, education, and training, as well as an individual’s general background, benefits our Company by increasing the range of skills and perspectives of our Board and enhances its ability to govern the affairs of the Company.

The nominating and corporate governance committee has not received any recommended director nominations from any of our shareholders in connection with our 2011 annual meeting. The nominees that are standing for election as directors at the 2011 annual meeting are incumbent directors that were previously elected by our shareholders.

MAJORITY VOTING

Our nominating and corporate governance committee and  our Board have discussed and considered the adoption of majority voting for directors. The Board favors the general concepts of majority voting which would essentially proscribe the election of any nominee who received fewer votes cast in his or her favor for election than were withheld. However, our Bylaws and the Michigan Business Corporation Act provide that directors are to be elected by a plurality of votes cast, except as otherwise provided in our Articles. Due to various initiatives under consideration to either modify applicable laws or otherwise address some of the practical implications that arise from majority voting, the Board has elected to defer, at this time, any action or recommendation on this matter.

LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT

For a number of years, our Board has separated the positions of the Company’s Chief Executive Officer and Chairman of the Board. Our current Chairman, Mr. Bratsburg, is an independent director, as described above. In connection with our previously announced senior management succession plan (discussed in more detail below), effective immediately following the 2011 Annual Meeting of Shareholders, our CEO will assume the position of Chairman of the Board as well.  However, at that time, James E. McCarty will be appointed as the lead independent director of the Board. In this capacity, Mr. McCarty will lead discussions of the executive sessions of the Board, for which management is not present.  We believe this structure is appropriate through the management transition period as Mr. Magee, our CEO, transitions his responsibilities as CEO to Brad Kessel, which transition will be effective January 1, 2013.  Following Mr. Magee’s resignation as CEO and from the Board of Directors on December 31, 2012, we may decide to revert back to separating the positions of CEO and Chairman of the Board, in lieu of designating a lead independent director.

In addition to this structure, the Board regularly meets in executive session, without the presence of management.

Our Board oversees the Company’s risk management, satisfying itself that our risk management practices are consistent with our corporate strategy and are functioning appropriately. While a degree of risk is inherent in any business activity, our Board strives to ensure that risk management is incorporated into the Company’s culture, and to foster risk-aware and risk-adjusted decision-making throughout the organization. Our risk management processes bring to the Board’s attention our most material risks and permit the Board to understand and evaluate how those risks interrelate and how management addresses them.

Our Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money Laundering compliance. The Board also monitors, reviews, and reacts to our risks through various reports presented by management, internal and external auditors, and regulatory examiners.

The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. Our Audit Committee’s risk oversight functions include:

•	Approving the independent auditor and its annual audit plan, as well as our Internal Audit Department annual plan; and

•	Receiving periodic reports from our independent auditors and our Internal Audit Department.

Our compensation committee most closely monitors the risks to which our compensation policies and practices could subject us. In performing these functions, this committee considers input from the Company’s senior risk officers and outside legal counsel. In 2010, this Committee reviewed the incentive plans for the Company to determine whether those plans subject us to unnecessary or excessive risk or motivate staff members to manipulate the Company’s earnings. In conducting its review, this committee considered asset quality, asset valuations, oversight and treatment of certain non-performing assets and introduction of new products and services. As a result of that evaluation and an analysis of how the plans operate in practice, this committee concluded that our incentive plans do not subject the Company to unnecessary or excessive risk or motivate staff members to manipulate the Company’s earnings.

Our nominating and corporate governance committee’s role in risk oversight includes recommending director candidates with appropriate experience and skills who will set the proper tone for the Company’s risk profile and provide competent oversight over our material risks.

Our Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business lines leaders and conducting succession planning for key leadership positions at the Company. In addition to regular reports from each of the Board’s committees, our Board receives regular reports from the Company’s management on the Company’s most material risks and the degree of its exposure to those risks as well as presentations on those risks at periodic Board meetings. These include reports on the Company’s credit risk, interest rate risk, capital risk, liquidity risk and contingency planning.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors has implemented a process by which a shareholder may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board or one or more of our directors may send a letter addressed to the Company’s Corporate Secretary at P.O. Box 491, Ionia, Michigan 48846. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

REPORT OF OUR AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Our audit committee has met with management and the independent auditors to review and discuss our audited consolidated financial statements as of and for the year ended December 31, 2010.

Our audit committee obtained from our independent auditors the written disclosures and the letter required by applicable provisions of the Public Company Accounting Oversight Board regarding their independence. Our audit committee has also discussed with our auditors any relationships that may impact their objectivity and independence and satisfied itself as to our auditors’ independence.

Our audit committee has reviewed and discussed with our independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, and adopted by the Public Company Accounting Oversight Board. Our audit committee also discussed, with and without management present, the results of our independent auditors’ examination of our consolidated financial statements.

Based on the reviews and discussions referred to above, the audit committee has recommended to our Board of Directors that the consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Stephen L. Gulis, Jr.
James E. McCarty
Terry L. Haske

DISCLOSURE OF FEES PAID TO
OUR INDEPENDENT AUDITORS

Crowe Horwath LLP (“Crowe”) has been the Company’s independent auditors since 2005. Under its charter, the audit committee is solely responsible for selecting and reviewing the qualifications of the Company’s independent auditors.

The following sets forth the fees paid to our independent auditors for the last two fiscal years:

	Year Ended December 31,
	2010	2009

Audit fees	$410,000	$390,000
Audit related fees(1)	42,000	46,000
Tax fees(2)	134,000	79,000
All other fees (3)	238,000	16,000
Total	$824,000	$531,000

(1)	Consists primarily of fees related to an audit required under a Housing and Urban Development loan program and accounting review of various transactions during each year.
(2)
Consists primarily of fees related to the preparation of corporate tax returns and also includes amounts for tax advice (including advice relating to common and preferred stock issuances in 2010) and tax planning services.

(3)	For 2010, consists primarily of services related to S-1 and S-4 registration statements filed during 2010.

Pre-Approval Policy

Our audit committee has established a pre-approval policy for procedures for audit, audit related and tax services that can be performed by our independent auditors. For 2010 and 2009, all of these fees were pre-approved by the audit committee under that policy. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the audit committee. A copy of this policy is available on our Website at www.IndependentBank.com.

PROPOSAL SUBMITTED FOR YOUR VOTE — RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected Crowe Horwath LLP (“Crowe”), as independent auditors for the Company, for the fiscal year ending December 31, 2011. The services provided to the Company and our subsidiaries by Crowe for 2010 and 2009 are described above under the caption “Disclosure of Fees Paid to our Independent Auditors.”

We are asking our shareholders to ratify the selection of Crowe as our independent auditors. Although ratification is not legally required, the Board is submitting the selection of Crowe to our shareholders for ratification as a matter of good corporate governance. Representatives of Crowe are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

If our shareholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the Board. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The affirmative vote of a majority of the Company’s common stock voted at the Annual Meeting, by person or by proxy, is required for approval. Broker non-votes and abstentions will not be treated as votes cast on the proposal.  Unless otherwise directed by marking the accompanying proxy, the proxy holders will vote FOR the approval of this proposal.

The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Crowe as our independent auditors.

PROPOSAL SUBMITTED FOR YOUR VOTE —
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Set forth under “Executive Compensation” below is our Compensation Discussion and Analysis that describes, among other things, our executive compensation policies and practices. The compensation discussion also summarizes certain executive compensation restrictions and requirements applicable to us as a result of our sale of preferred stock to the Treasury in December of 2008. One of those requirements is that our shareholders be given the opportunity to express their approval of the compensation of our executives, as disclosed in this proxy statement. Under the federal legislation that requires this vote, the shareholder vote is not binding on our Board or the Company and may not be construed as overruling any decision made by our Board or the Company. However, the compensation committee of our Board will take the outcome of this vote into consideration when making future executive compensation decisions.

Therefore, at the Annual Meeting of Shareholders, our shareholders will be given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of our executives. This vote proposal is commonly known as a “say-on-pay” proposal and gives our shareholders the opportunity to endorse or not endorse our executive pay program. You are encouraged to read the full details of our executive compensation program, including our primary objectives in setting executive pay, under “Executive Compensation” below.

The shareholders will be asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Independent Bank Corporation approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the Company's proxy statement for its 2011 Annual Meeting of Shareholders.

This is an advisory vote only and neither the Company nor its Board of Directors will be bound to take action based upon the outcome of this vote. The compensation committee of our Board will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote FOR this proposal to approve the resolution approving the compensation of our executives.

PROPOSAL SUBMITTED FOR YOUR VOTE —
AMENDMENT TO OUR LONG-TERM INCENTIVE PLAN

In 2002, the Board of Directors adopted, and our shareholders approved, the Independent Bank Corporation Long-Term Incentive Plan (the “Plan”). The Plan provides for the grant of a variety of equity-based awards, described in more detail below, such as stock options, including incentive stock options as defined in Section 422 of the Internal Revenue Code, as amended (the “Code”), stock appreciation rights, restricted stock, performance shares, and other stock-based awards.

The Plan is intended to promote the long-term success of the Company for the benefit of our shareholders through stock-based compensation, by aligning the personal interests of Plan participants with those of our shareholders. The Plan is designed to allow selected Plan participants to participate financially in our future, as well as to enable us to attract, retain, and reward those individuals.

In addition, the Treasury’s Troubled Asset Relief Program (“TARP”) restricts the type of compensation we can grant to our senior management, as described under “Executive Compensation” below.  These restrictions have increased the likelihood that we will need to grant long-term restricted stock or restricted stock units (which TARP permits us to grant, subject to certain limitations) to senior management in order to remain market competitive. The Company believes it is important to have the flexibility to grant various types of stock-based awards to participants so that it can react appropriately to the changing environment.

As of February 28, 2011, there were 92,815 shares of common stock available for the grant of future awards under the Plan.  The Plan is currently scheduled to expire April 1, 2012. Our Board of Directors has approved an amendment to the Plan, subject to shareholder approval, to extend the term of the Plan for an additional 10 years and to make an additional 750,000 shares available for issuance under the Plan. At the Annual Meeting, our shareholders will be asked to approve this amendment. The following paragraphs summarize the material features of the Plan. The full text of the Plan, as amended by the amendment approved by our Board and being submitted for approval by the shareholders, is included as Appendix A to this proxy statement.

Description of the Plan

The Plan is administered by the compensation committee of the Board. The compensation committee determines the key employees of the Company and its subsidiaries, as well as directors and consultants, who are to be granted awards, the types of awards to be granted, the number of shares of common stock to be covered by each award, and the terms and conditions of any award, such as conditions of forfeiture, transfer restrictions, and vesting requirements.

As described under “Executive Compensation” below, on February 15, 2011, our Board of Directors granted restricted stock units to five members of the Company’s senior management team, excluding our CEO, under the Plan. Subject to shareholder approval of the amendment to the Plan and to the terms and conditions of each award (including the vesting of such units), the restricted stock units will result in an aggregate of 139,627 shares of our common stock being issued to the recipients. In addition, on February 15, 2011, the Board increased our CEO’s annual salary, effective January 1, 2011, by $200,000, all of which is payable in vested shares of the Company’s common stock (often referred to as “salary stock”). No other awards under the Plan are determinable at this time. Additional information on certain outstanding option and restricted stock grants under the Plan is described under “Executive Compensation” below.

One of the primary purposes of increasing the number of shares of our stock that may be issued under the Plan is to allow us to grant this salary stock to our CEO and to settle the restricted stock units granted to our senior management team in shares of our common stock, instead of in cash.  If our shareholders do not approve an amendment to the Plan to increase the number of shares we are authorized to issue under the Plan (either at the Annual Meeting or at a subsequent shareholder meeting), the compensation awards described in this paragraph may be paid in cash instead of shares of our common stock, which we do not believe is in the best interests of the Company or our shareholders.  In addition to the compensation awards described in this paragraph, the additional shares authorized by the proposed amendment would be available to be granted by the Board, in its discretion.  The proposed amendment also extends the term of the Plan for an additional 10 years.

Proposal to Amend Long Term Incentive Plan

Additional disclosure with respect to the awards made or to be made under the Plan in 2011, to the extent such awards are currently determinable, is as follows:

Name	Position	Dollar Value	Number of Units
Michael M. Magee, Jr.	President(1) and Chief Executive Officer	$200,000(2)	Not determinable(2)
William B. Kessel	Executive Vice President(3) and Chief Operating Officer	143,000(4)	33,333
Robert N. Shuster	Executive Vice President and Chief Financial Officer	115,000(4)	26,806
David C. Reglin	Executive Vice President for Retail Banking	113,000(4)	26,340
Stefanie M. Kimball	Executive Vice President and Chief Lending Officer	113,000(4)	26,340
Mark Collins	Executive Vice President and General Counsel	115,000(4)	26,806
Executive Group		799,000	Not determinable(2)
Non-Executive Director Group		Not determinable	Not determinable
Non-Executive Officer Employee Group		Not determinable	Not determinable

(1)	Mr. Magee will be resigning as President on April 1, 2011.
(2)
During 2011, Mr. Magee will receive salary stock totaling $200,000, as described under “Executive Compensation” below. Such shares will be awarded ratably on each of the Company’s ordinary payroll dates. The number of shares to be paid each pay period will be determined by dividing the dollar amount of salary stock to be paid for that pay period, net of applicable tax withholdings, by the reported closing price per share of the Company’s common stock on the NASDAQ Global Select Market on the pay date for such pay period.

(3)	Mr. Kessel will assume the role of President on April 1, 2011.
(4)
Each of these executives received restricted stock units, as described under “Executive Compensation” below. The reported closing price per share of the Company’s common stock on the NASDAQ Global Select Market on February 15, 2011 was $4.29. Subject to shareholder approval of the amendment to the Plan and to the terms and conditions of each award (including the vesting of such units), each unit will result in 1 share of the Company’s common stock being issued to each recipient, net of applicable tax withholdings.

If the amendment is approved, the maximum number of shares that may be issued under the Plan would be increased by 750,000 shares to 899,067 shares (this amount includes 56,252 shares subject to outstanding stock options at February 28, 2011). In addition, any shares subject to awards that have expired unexercised or that are forfeited, canceled, terminated, or settled in cash in lieu of common stock are added to the Plan.  Because the amendment also extends the term of the Plan, if the amendment is approved, the Board would have the discretion to make awards under the Plan at any time prior to April 1, 2022.

On February 28, 2011, the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market was $x.xx.

Types of Awards

The following types of awards may be granted under the Plan:

An “Option” is a contractual right to purchase a number of shares at a price determined at the date the option is granted. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100 percent of the fair market value of the stock at the date of the grant.

A “Stock Appreciation Right” is an award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the stock appreciation right and the prevailing market price of our common stock at the time of exercise. Stock appreciation rights may be granted only in tandem with options.

“Restricted Stock” is an award of common stock granted to a participant for no or nominal consideration. Title to the shares passes to the participant at the time of that grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

“Performance Shares” are an award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

An “Other Stock-Based Award” is any other award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in, or otherwise based, on our common stock.  This includes the grant of restricted stock units described above, which represent a specified number of hypothetical shares of our common stock, the vesting of which is subject to such requirements as the compensation committee may determine, as well as the payment of salary stock to our CEO. A participant to whom restricted stock units are granted typically does not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of our common stock.

Our Board may at any time amend, discontinue, or terminate all or any part of the Plan. However, no amendment may be made without shareholder approval that would (1) increase the aggregate number of shares of common stock that may be issued under the Plan, (2) extend the maximum option period under the Plan, or (3) decrease the option price of any option to less than 100 percent of the fair market value on the date of grant.

Material Federal Income Tax Consequences

The following summarizes the consequences of the grant and acquisition of awards under the Plan for federal income tax purposes, based on management’s understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

Options. Plan participants will not recognize taxable income at the time an option is granted under the Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. For nonqualified stock options, the difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee’s ordinary income.

With respect to incentive stock options, participants will not realize income for federal income tax purposes as a result of the exercise of such options. In addition, if the shares acquired as a result of the exercise of an incentive stock option are disposed of more than two years after the date the option is granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition of such shares will be treated as capital gain for federal income tax purposes. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a “disqualifying disposition.”

If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a “disqualifying disposition.” As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (1) the sale price of the shares sold minus the option price; or (2) the fair market value of the shares at the time of exercise minus the option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

Stock Appreciation Rights. Upon the grant of a stock appreciation right, the participant will realize no taxable income, and the Company will receive no deduction. A participant will realize income at the time of exercise if the award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the award. The Company will receive a deduction of an equal amount in the same year the participant recognized income.

Restricted Stock. Recipients of shares of restricted stock that are not “transferable” and are subject to “substantial risk of forfeiture” at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient’s income and the Company’s deduction will be equal to the excess of the then fair market value of the share less any purchase price.

Restricted Stock Units. Recipients of restricted stock units will not recognize taxable income at the time of grant. A recipient is taxed upon receipt of payment for an award of restricted stock units, which payment may be in shares or cash. Upon receipt of payment for an award of restricted stock units, the fair market value of the shares or the amount of cash received will be taxed to the recipient at ordinary income rates. However, if any shares used as payment for restricted stock units are not “transferable” and are subject to “substantial risk of forfeiture,” the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. The basis of any shares used as payment for restricted stock units will be equal to the fair market value of the shares on the date the recipient recognizes ordinary income as described above. The Company will receive a deduction of an equal amount in the same year the participant recognized income.

Performance Share. Participants are not taxed upon the grant of performance shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant’s basis in any performance shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Required Vote for Approval

The affirmative vote of a majority of the Company’s common stock voted at the Annual Meeting, by person or by proxy, is required to approve the proposed amendment to the Plan. Broker non-votes and abstentions will not be treated as votes cast on the proposal. Unless otherwise directed by marking the accompanying proxy, the proxy holders will vote FOR the approval of the proposed amendment to the Plan.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the Plan.

PROPOSAL SUBMITTED FOR YOUR VOTE —
APPROVAL TO AUTHORIZE THE COMPANY TO ISSUE UP TO 2,500,000 ADDITIONAL SHARES OF OUR COMMON STOCK UNDER AN EQUITY LINE FACILITY

On July 7, 2010, we entered into an Investment Agreement with Dutchess Opportunity Fund, II, LP (“Dutchess”) that establishes an equity line facility (the “Equity Line”) as a contingent source of liquidity for the Company. Under the Investment Agreement, Dutchess committed to purchase, from time to time over a period of 36 months and subject to certain conditions, up to $15 million of our common stock, subject to the limitation that we may not issue more than approximately 1,502,468 shares, which represented 19.999% of the Company’s issued and outstanding stock as of July 7, 2010 (the “Share Cap”), to Dutchess without the approval of our shareholders to comply with NASDAQ Marketplace Rule 5635.

The Board believes it is in the best interests of the Company and our shareholders for the Company to have the ability to sell additional shares of our common stock under the Equity Line. We are therefore seeking shareholder approval, under NASDAQ Marketplace Rule 5635, to issue up to an additional 2,500,000 shares (beyond the 1,502,468 shares noted above).

Because our common stock is listed on the NASDAQ Global Select Market, we are subject to NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635 requires that a listed company obtain shareholder approval in connection with a transaction other than a public offering involving the potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of its common stock, or 20% or more of its voting power outstanding before the issuance, for less than the greater of book or market value of the stock as of the date of the transaction.

In addition, NASDAQ Marketplace Rule 5635 requires shareholder approval prior to the sale or issuance or potential issuance of common stock, in a transaction that would result in a change in control. Published NASDAQ interpretative guidance indicates that the ownership by a person of 20% or more of the outstanding common stock as a result of the issuance or potential issuance of shares could result in a change in control requiring shareholder approval.

Without the Share Cap, our use of the Equity Line could result in the issuance of 20% or more of our common stock to a private investor for less than the greater of book value or market value of our common stock as of July 7, 2010. It could also result in a change of control for purposes of NASDAQ Marketplace Rule 5635. Therefore, to comply with NASDAQ Marketplace Rule 5635, we are seeking shareholder approval to issue up to an additional 2,500,000 shares under the Equity Line, for the reasons set forth below.

Purpose and Background of the Equity Line

Our bank has incurred net losses since the third quarter of 2008.  As a result of these losses and other regulatory restrictions, our bank is unable to pay any dividends to our holding company.  Such dividends have historically been the primary source of cash flow for the holding company.  Although most of our operating expenses are incurred at our bank level, our holding company incurs various expenses.  We entered into the Equity Line arrangement with Dutchess primarily as a source of liquidity for our holding company to pay its expenses.  We may also decide to contribute cash proceeds received from the Equity Line to our bank to strengthen its capital position; however, we have no current intention of doing so.

Based on current market prices, if we sold all of the shares of common stock we are authorized to sell under the Equity Line without shareholder approval, it would result in total proceeds to us of approximately $____ million (which is in addition to the $____ proceeds we have already received under the Equity Line).  However, our stock price has fluctuated significantly over the past 12 months and could continue to experience significant fluctuations, which would affect the amount of proceeds available to us under the Equity Line.  Therefore, we are seeking shareholder approval to issue additional shares of our common stock under the Equity Line to give us the flexibility to exceed the Share Cap if we believe doing so is in the best interests of the Company and its shareholders..  The extent to which we will be able to draw down, or will need to draw down, the Equity Line is dependent upon various factors, including our future financial performance and the market price of our common stock at the time of any put exercise.

Terms of the Equity Line

In connection with the Investment Agreement, the Company entered into a Registration Rights Agreement with Dutchess, pursuant to which the Company agreed to register for resale the shares that may be sold to Dutchess under the Equity Line.  Pursuant to this Registration Rights Agreement, the Company filed a registration statement on Form S-1 with the SEC for the purpose of registering 1,502,468 shares of our common stock for resale, and on November 1, 2010, the SEC declared such registration statement effective.

Under the terms of the Investment Agreement, for a three year period starting November 2, 2010, we may, from time to time, at our sole discretion and subject to certain conditions we must satisfy, draw down the Equity Line by selling shares of our common stock to Dutchess. The amount we are entitled to sell in any one “draw down” may not exceed the greater of (1) two, multiplied by the average daily volume of our common stock for the three trading days immediately prior to the date Dutchess receives a sale notice from us, multiplied by the average of the three daily closing prices of the common stock immediately preceding such date, or (2) $250,000. The purchase price of these shares will be at a discount of 5% to the lowest volume weighted average price, or VWAP, of our common stock during the five consecutive trading day period beginning on the date Dutchess receives a sale notice from us and ending on and including the date that is four trading days after such date. We have the option of specifying a floor price. If the purchase price, determined as described above, is less than the floor price, then the purchase price automatically adjusts up to the floor price and, as a result, the number of shares we sell to Dutchess pursuant to that sale notice may be less than what we originally intended. During the period between the sale notice date and the closing date with respect to that particular sale, we are not entitled to deliver another sale notice.

To date, we have sold an aggregate of ___ shares of our common stock under the Equity Line for total proceeds to the Company of $___.

Upon obtaining shareholder approval, we may file one or more registration statements covering the resale of the additional shares of our common stock approved by shareholders, up to the aggregate maximum of $15 million specified in the Investment Agreement, beginning 60 days after Dutchess and its affiliates have resold substantially all of the common stock registered for resale under the original registration statement. We have no obligation to issue any minimum number of shares of our common stock pursuant to the Equity Line.

Under the terms of the Investment Agreement, certain conditions must be satisfied before we are entitled to sell shares to Dutchess, including the following:

•	there must be an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

•
our common stock must be listed on the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, the New York Stock Exchange, the OTC Bulletin Board or the Pink Sheets, and we must not be in receipt of any notice of any pending or threatened proceeding or other action to suspend the trading of our common stock from the market on which it is then listed;

•	we must have complied with our obligations and not otherwise be in breach of or in default under the Investment Agreement or the Registration Rights Agreement;

•	no injunction or other governmental action shall remain in force which prohibits the purchase by, or the issuance of the shares to, Dutchess;

•	the issuance of such shares must not violate any shareholder approval requirements of the market on which our common stock is then listed; and

•	our representations and warranties to Dutchess must be true and correct in all material respects.

The Investment Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities it suffers as a result of any breach by the other of any provisions of the Investment Agreement or the Registration Rights Agreement, or as a result of any third party claims arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

The Investment Agreement also contains representations and warranties of the Company and Dutchess. Such representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Dutchess has also agreed pursuant to the Investment Agreement not to sell short any of our securities, either directly or indirectly through its affiliates, principals or advisors during the term of the Investment Agreement. However, in connection with the distribution of our common stock or otherwise, Dutchess may enter into certain other hedging transactions. In addition, Dutchess may sell some, all or none of its shares of our common stock. We currently have no agreements, arrangements or understandings with Dutchess regarding the sale or other disposition of any of the shares. However, we currently expect Dutchess to immediately resell all shares that we sell to Dutchess under the Investment Agreement.

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, we paid Dutchess a non-refundable document preparation fee of $15,000.  No fees or commissions are payable at the time of any sale to Dutchess under the Investment Agreement.

Effect on Currently Outstanding Common Stock

Our shareholders have no preemptive rights that entitle them to purchase a pro rata share of the common stock sold pursuant to the Equity Line.  Therefore, the issuance of shares of our common stock pursuant to the Equity Line may be significantly dilutive in voting power to our existing shareholders. In addition, the market price of our common stock could decline as a result of our utilization of the Equity Line.

Use of Proceeds

We intend to use the proceeds from any sales of our common stock to Dutchess for general corporate purposes and to meet the liquidity needs of our holding company.  As of the date of this proxy statement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of shares to Dutchess.  Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Required Vote for Approval

The affirmative vote of a majority of the Company’s common stock voted at the Annual Meeting, by person or by proxy, is required to approve this proposal. Broker non-votes and abstentions will not be treated as votes cast on the proposal. Unless otherwise directed by marking the accompanying proxy, the proxy holders will vote FOR the proposal to authorize the Company to issue up to an additional 2,500,000 shares of common stock pursuant to the Equity Line.

The Board of Directors recommends a vote FOR the approval, under NASDAQ Marketplace Rule 5635, to issue up to an additional 2,500,000 shares (in addition to the 1,502,468 shares we are authorized to issue without shareholder approval) pursuant to the Equity Line.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Objectives

The primary objectives of our executive compensation program are to (1) attract and retain talented executives, (2) motivate and reward executives for achieving our business goals, (3) align our executives’ incentives with our strategies and goals, as well as the creation of shareholder value, and (4) provide competitive compensation at a reasonable cost. Consequently, our executive compensation plans are designed to achieve these objectives.

As described in more detail below, our executive compensation program has three primary components: base salary; an annual cash incentive bonus; and long-term incentive compensation that is payable in cash, stock options and stock grant awards. The compensation committee of our Board has not established policies or guidelines with respect to the specific mix or allocation of total compensation among base salary, annual incentive bonuses, and long-term compensation. However, as part of our long-standing “pay-for-performance” compensation philosophy, we typically set the base salaries of our executives somewhat below market median base salaries in return for above market median incentive opportunities. Combined, our six Named Executives have served the Company for a total of 91 years.

The compensation committee of the Board has utilized the services of third-party consultants from time to time to assist in the design of our executive compensation programs and render advice on compensation matters generally. In 2006, the compensation committee engaged the services of Mercer Human Resource Consulting (“Mercer”) to review our executive compensation programs. As part of those services, Mercer (1) reviewed our existing compensation strategies and plans, (2) conducted a study of peer group compensation, including the competitiveness and effectiveness of each element of our compensation program, as well as our historical performance relative to that peer group, and (3) recommended changes to our compensation program, including those directly applicable to our executive officers. Neither the Company, the Board, nor any committee of the Board retained any compensation consultants during 2010.

Restrictions on Executive Compensation Under Federal Law

On December 12, 2008, the Company sold $72 million of its preferred stock and warrants to the Treasury under the Capital Purchase Program of  TARP. Participants in TARP are subject to a number of limitations and restrictions on executive compensation, including certain provisions of the American Recovery and Reinvestment Act of 2009 (“ARRA”). Under the ARRA, Treasury established standards regarding executive compensation relative to the requirements listed below on June 15, 2009. The substance of this Compensation Discussion and Analysis is based upon the existing guidance issued by Treasury. The compensation committee of our Board conducted the required review of our Named Executives incentive compensation arrangements with our senior risk officers, within the ninety day period following our sale of securities with Treasury under TARP and every six months thereafter.

As a general matter, until such time that the Company is no longer a TARP participant, we will be subject to the following requirements, among others:

•	Our incentive compensation program may not include incentives for our Named Executives (defined below) to take unnecessary and excessive risks that threaten the value of the Company;

•
The Company is entitled to recover any bonus, retention award, or incentive compensation paid to any of its 25 most highly compensated employees based upon statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate;

•	The Company is prohibited from making any golden parachute payments to any of its 10 most highly compensated employees;

•	The Company is prohibited from paying to any Named Executive or the next 20 most highly compensated employees any tax “gross-ups” on compensation such as perquisites.

•	Our compensation program may not encourage the manipulation of reported earnings to enhance the compensation of our employees;

•
The Company may not pay or accrue any bonus, retention award, or incentive compensation to any of our Named Executives, other than payments made in the form of restricted stock, subject to the further condition that any such awards may not vest while the Company is a participant in TARP and that any award not have a value greater than one-third of the Named Executives total annual compensation; and

•	Our shareholders must be given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve the compensation of our executives.

The Annual Meeting of Shareholders in 2010 was the first time our shareholders were given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of our executives, as disclosed in the proxy statement for that meeting.  Of the shares of common stock represented at that meeting in person or by proxy, approximately 84% of the shares voted to approve the resolution, 13% voted against the resolution, and 3% abstained.  Our Board considered the results of this vote to be generally supportive of the Company's compensation policies and programs and did not make any changes to such policies and programs as a result of such vote.

The foregoing discussion is intended to provide a background and context for the information that follows regarding our existing compensation programs for those persons who served as our executive officers during 2010 and to assist in understanding the information included in the executive compensation tables included below.

Components of Compensation

The principal components of compensation we pay to our executives consist of the following:

•	Base Salary;

•	Annual Cash Incentive; and

•	Long-Term Incentive Compensation, generally payable in the form of a combination of cash, stock options and restricted stock.

Base Salary

Base salaries are established each year for our executive officers. None of our executive officers has a separate employment agreement. In determining base salaries, we consider a variety of factors. Peer group compensation is a primary factor, but additional factors include an individual’s performance, experience, expertise, and tenure with the Company. The executive compensation review conducted by Mercer, including its update in 2008, revealed that the base salaries of most of our executives are at or below competitive rates and market median levels.

Each year the compensation committee recommends the base salary for our President and CEO for consideration and approval by the full Board. Since 2008, the Company has been challenged by the economic conditions in Michigan which have had, and continue to have, an adverse impact on our earnings and asset quality.  To confront these challenges, management has taken a variety of cost-cutting initiatives, including a reduction in our employment base and the freezing or reduction of employee wages.  As part of these initiatives, management recommended, and the committee approved, a freeze on the base salaries of all of our executive officers, including Mr. Magee. For 2010, the base salary levels of our Named Executives were frozen at the 2008 levels (except for Mr. Collins who joined the Company in February 2009).  For 2010, Mr. Magee’s salary was $382,000, which is unchanged since 2008.

The base salaries of other executive officers are established by our President and CEO. In setting base salaries, our President and CEO considers peer group compensation, as well as the individual performance of each respective executive officer. For the reasons noted above, the base salaries of our other Named Executives for 2010 remained unchanged from 2008 (except for Mr. Collins who joined the Company in February 2009) and were as follows: Mr. Shuster — $230,000; Mr. Reglin — $226,000; Mr. Kessel — $226,000; Ms. Kimball — $226,000; and Mr. Collins — $230,000 (increased from $200,000 effective in June 2010 in conjunction with his additional responsibilities as President and CEO of our subsidiary, Mepco Finance Corporation). Except for Mr. Kessel, and as described in more detail below, these salaries will remain the same for 2011.

On February 16, 2011, we announced the Board’s adoption of a senior management succession plan.  As part of that plan, effective April 1, 2011, Mr. Kessel will assume the role of Company President.  Mr. Magee will continue to serve as our CEO until his retirement on December 31, 2012, and will serve as Chairman of the Board as of the date of our 2011 Annual Meeting of Shareholders until his retirement on December 31, 2012.  Upon his retirement, Mr. Magee has agreed to provide consulting services to the Company for the following two-year period for which he will be paid $62,500 per quarter during the term of his consulting agreement.

In connection with this plan, Mr. Kessel’s annual salary was increased to $306,000, and Mr. Magee’s annual salary was increased by $200,000.  The entire amount of the increase in Mr. Magee’s salary is payable in unrestricted shares of Company common stock.  The committee and the Board approved these changes to (1) compensate Mr. Kessel and Mr. Magee for their respective, increased responsibilities under the management succession plan; (2) promote the retention of their services in light of the committee’s assessment that their total compensation is below that of their respective peer groups; and (3) reflect, and compensate for the fact that, neither officer is currently eligible to receive incentive-based compensation.

In its approval of the senior management succession plan, the committee and the Board approved the grant of restricted stock units to each of the Company’s Named Executives, other than Mr. Magee.  The grants are intended to (1) reflect, and compensate for the fact that, none of these employees is currently eligible to receive incentive-based compensation or participate in the Company’s annual incentive plan, and (2) promote the retention of the services of each of these key employees.  In each case, the value of such restricted stock units was limited to one-third of their respective total compensation and otherwise made in accordance with the standards set forth in the Treasury’s Interim Final Rule issued in connection with TARP, including the fact that none of the units vest for a minimum of two years and until the Company repays in full its TARP obligations, as follows:

Executive Officer	Value of Restricted Stock Units
William B. Kessel	$143,000
Robert N. Shuster	115,000
David C. Reglin	113,000
Stefanie M. Kimball	113,000
Mark L. Collins	115,000

Annual Cash Incentives

Annual cash incentives are paid under the terms of our Management Incentive Compensation Plan. This Plan sets forth performance incentives that are designed to provide for annual cash awards that are payable if we meet or exceed the annual performance objectives established by our Board. Under this Plan, our Board establishes annual performance levels as follows: (1) threshold represents the performance level of what must be achieved before any incentive awards are payable; (2) target performance is defined as a desired level of performance in view of all relevant factors, as described in more detail below; and (3) the maximum represents that which reflects outstanding performance. As noted above, target performance under this Plan is intended to provide for aggregate annual cash compensation (salary and bonus) that approximates peer level compensation.

Historically, threshold performance would result in earning 50 percent of the target incentive, target would be 100 percent, and maximum would be 200 percent, with compensation prorated between these award levels. In light of the Company’s capital position at the beginning of 2010, the committee approved management’s recommendation that no bonuses be paid to any Company employees under the Management Incentive Compensation Plan.  Accordingly, the committee did not adopt any performance standards under that plan for 2010.

Following the adoption of the ARRA, discussed above, none of the Named Executives are currently eligible to receive any payments under our annual Management Incentive Compensation Plan. Given the Company’s performance during 2010, no bonuses were paid to any of our employees for 2010. Any awards under the Plan are payable in full following certification of the Company’s financial results for the performance period. In connection with the adoption of the senior management succession plan, described above, the committee approved the reinstatement of our Management Incentive Compensation Plan for 2011.  Under the terms of the 2011 program, management employees, other than our Named Executives, will be eligible to receive incentive compensation if our actual full year 2011 net loss applicable to common stock is less than $15 million (inclusive of any incentive compensation expense) and we achieve positive earnings for the fourth quarter of 2011.  The aggregate incentive compensation under the program for 2011 may not exceed $2 million.

Long-Term Incentive Program

Following the committee’s and Board’s review and analysis of the Mercer report, effective January 1, 2007, the Board adopted a long-term incentive program that includes three separate components: stock options, restricted stock, and long-term cash, each of which comprise one-third of the total long-term incentive grant each year. The target value of the cumulative amount of these awards is set at 100 percent of our CEO’s salary and 50 percent for each of our other Named Executives. Because the first possible payout under the cash portion of the long-term program could not be made until 2010 (the year after the first three-year performance period), the committee elected to grant stock options and restricted stock having a value equal to the aggregate target bonuses under the long-term incentive program for both 2007 and 2008. For 2009, and as explained in more detail below, the committee authorized only the grant of stock options under this program at a target value well below two-thirds of the target bonus.

Cash Incentive Elements.  The committee adopted performance goals for the cash portion of this long-term incentive program, based upon the Company’s three-year total shareholder return (TSR). TSR is determined by dividing the sum of our stock price appreciation and dividends by our stock price at the beginning of the performance period. The first performance period was the three year period beginning January 1, 2007. For purposes of determining achievement, the Company’s TSR is measured against the Nasdaq Bank Index median TSR over the same period. The committee established the three target levels of performance, with threshold at the 50th percentile, target at the 70th percentile and maximum at the 90th percentile.   No payments have been made pursuant to this incentive as the Company's TSR has not met the threshold level.

Equity-Based Incentive Element.  The other two-thirds of the program are made up of stock options and shares of restricted stock, each of which are awarded under the terms of our Long-Term Incentive Plan. As a general practice, these awards are recommended by the committee, and approved by the Board, at the Board’s first meeting in each calendar year and after the announcement of our earnings for the immediately preceding year. Under this Plan, the committee has the authority to grant a wide variety of stock-based awards. The exercise price of options granted under this Plan may not be less than the fair market value of our common stock at the date of grant; options are restricted as to transferability and generally expire ten years after the date of grant. The Plan is intended to assist our executive officers in the achievement of our share ownership guidelines. Under these guidelines (1) our CEO is expected to own Company stock having a market value equal to twice his base salary, (2) our executive vice presidents are to own stock having a market value of not less than 125 percent of their respective base salaries, and (3) our senior vice presidents are to own stock having a market value of not less than 50 percent of their respective base salaries. Once these guidelines are achieved, the failure to maintain the guidelines due to decreases in the market value of our common stock does not mandate additional purchases; rather, further sales of our common stock are prohibited until the employee again reaches the required level of ownership. Not more than 75 percent of the shares held by an executive in our ESOP may count toward the achievement of these guidelines, and only “in the money” stock options granted after January 1, 2004, count as well. These guidelines apply ratably over a five-year period commencing January 1, 2004, or the date of hire or promotion to one of these positions.

The value of the options that make up one-third of our long-term incentive program are measured under ASC topic 718, “Compensation — Stock Compensation” and vest ratably over three years. The value of the shares of the restricted stock that make up the final one-third of our long-term incentive program is based upon the grant date value of the shares of our common stock. These shares do not vest until the fifth anniversary of the grant date.

Due to the limited number of shares available for issuance under the terms of our Long-Term Incentive Plan, the committee elected to grant the entire amount of the equity portion of the long-term incentive program in the form of restricted shares of common stock for 2008. The value of the shares of restricted stock, based upon the grant date values, equaled 100 percent of our CEO’s base compensation and 50 percent of the base compensation of each of our other Named Executives. As of the time of the annual grant for equity-based awards under the Plan in 2009, there remained approximately 30,000 shares available for grant under the Plan. Due to the limited number of remaining shares available for award, and due to the fact that the committee utilized restricted stock awards exclusively in 2008, the committee approved the grant of options covering a total of 29,999 shares for 2009, which were allocated among participants in accordance with their respective target bonuses under the Long-Term Incentive Program.

Based upon the restrictions imposed by ARRA, our Named Executives may only receive awards under the Plan in the form of restricted stock, subject to the further limitation that those shares may not vest while the Company is a TARP participant and the value of any award may not exceed one-third of that employee’s total annual compensation. Due to the Company’s performance and capital position during 2010, no awards under the Long-Term Incentive Program were made in 2010.  Other than the grant of restricted stock units granted to certain of our Named Executives, described above, no awards under the Long-Term Incentive Plan have been made or authorized for 2011.

Severance and Change in Control Payments

The Company has in place Management Continuity Agreements for each of our executive officers. These agreements provide severance benefits if an individual’s employment is terminated within 36 months after a change in control or within six months before a change in control and if the individual’s employment is terminated or constructively terminated in contemplation of a change in control for three years thereafter. For purposes of these agreements, a “change in control” is defined to mean any occurrence reportable as such in a proxy statement under applicable rules of the SEC, and would include, without limitation, the acquisition of beneficial ownership of 20 percent or more of our voting securities by any person, certain extraordinary changes in the composition of our Board, or a merger or consolidation in which we are not the surviving entity, or our sale or liquidation.

Severance benefits are not payable if an individual’s employment is terminated for cause, employment terminates due to an individual’s death or disability, or the individual resigns without “good reason.” An individual may resign with “good reason” after a change in control and receive his or her severance benefits if an individual’s salary or bonus is reduced, his or her duties and responsibilities are inconsistent with his or her prior position, or there is a material, adverse change in the terms or conditions of the individual’s employment. The agreements are for self-renewing terms of three years unless we elect not to renew the agreement. The agreements are automatically extended for a three-year term from the date of a change in control. These agreements provide for a severance benefit in a lump sum payment equal to 18 months to three years’ salary and bonus and a continuation of benefits’ coverage for 18 months to three years. These benefits are limited, however, to one dollar less than three times an executive’s “base amount” compensation as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

Following the adoption of the ARRA, discussed above, none of the 10 most highly compensated employees will be eligible to receive any severance or change in control benefits due to the prohibition related to “golden parachute payments” for the period during which any obligation arising under TARP remains outstanding.

Other Benefits

We believe that other components of our compensation program, which are generally provided to other full-time employees, are an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, group life and accidental death and dismemberment insurance and our 401(k) Plan, and in each case on the same basis as other employees. We also maintain an ESOP that provides substantially all full-time employees with an equity interest in our Company. Contributions to the ESOP are determined annually and are subject to the approval of our Board. No Company contributions were made to the plan for the year ended December 31, 2010.

Perquisites

Our Board and compensation committee regularly reviews the perquisites offered to our executive officers. The committee believes that the cost of such perquisites is relatively minimal. Under the standards established by Treasury on June 15, 2009, we may not pay to any Named Executive or the next 20 most highly compensated employees any tax “gross-ups” on compensation such as perquisites.

Summary Compensation Table - 2010

The following table shows certain information regarding the compensation for our Chief Executive Officer, Chief Financial Officer, and the four most highly compensated executive officers other than our CEO and CFO for the last three fiscal years (the "Named Executives").

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Totals
Michael M. Magee	2010	$382,000	$-	$-	$-	$-	$3,618	$385,618
President and Chief	2009	382,000	-	-	42,678	-	26,853	451,531
Executive Officer	2008	382,000	-	349,996	-	-	35,904	767,900

Robert N. Shuster	2010	230,000	-	-	-	-	8,115	238,115
Executive Vice President	2009	230,000	-	-	12,848	-	28,959	271,807
and Chief Financial Officer	2008	230,000	-	109,994	-	-	24,318	364,312

David C. Reglin	2010	226,000	-	-	-	-	3,389	229,389
Executive Vice President-	2009	226,000	-	-	12,624	-	24,612	263,236
Retail Bainking	2008	226,000	-	109,994	-	-	27,415	363,409

Stefanie M. Kimball	2010	226,000	-	-	-	-	2,128	228,128
Executive Vice President-	2009	226,000	-	-	12,624	-	14,414	253,038
Chief Lending Officer	2008	226,000	-	99,999	-	-	16,558	342,557

William B. Kessel	2010	226,000	-	-	-	-	3,552	229,552
Executive Vice President-	2009	226,000	-	-	12,624	-	22,363	260,987
Chief Operations Officer	2008	226,000	-	107,499	-	-	27,431	360,930

Mark L. Collins (4)	2010	217,308	-	-	-	-	881	218,189
Executive Vice President-	2009	184,615	-	-	6,701	-	25	191,341
General Counsel	2008	-	-	-	-	-	-	-

(1) Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Service Code and elective deferrals pursuant to a non-qualified deferred compensation plan.
(2) Amounts set forth in the stock award and option award columns represent the aggregate fair value of awards as of the grant date, computed in accordance with  FASB ASC topic 718, "Compensation - Stock Compensation". The assumptions used in calculating the 2009 and 2008 award amounts are set forth in Note 14, in the Company's 2009 Annual Report.
(3) Amounts include our contributions to the ESOP (subject to certain age and service requirements, all employees are eligible to participate in the plan), matching contributions to qualified defined contribution plans, IRS determined personal use of company owned automobiles, country club and other social club dues and restricted stock dividends.
(4) Mr. Collins began employment with the Company during  February 2009.

Grants of Plan-Based Awards - 2010

As discussed in the Compensation Discussion and Analysis above, our Named Executives are not currently eligible to receive any bonus, retention award, or incentive compensation, other than payments made in the form of restricted stock.  Although the applicable rules do not prevent the Company from granting restricted stock to our Named Executives, no such awards were made during 2010. Please see the Compensation Discussion and Analysis above for more information.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number Of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	$	$	$	$	$		$(1)	(1)	(1)	($)(1)
Michael M. Magee	-	$-	$-	$-	$-	$-	$-	-	-	$-	$-

Robert N. Shuster	-	-	-	-	-	-	-	-	-	-	-

David C. Reglin	-	-	-	-	-	-	-	-	-	-	-

Stefanie M. Kimball	-	-	-	-	-	-	-	-	-	-	-

William B. Kessel	-	-	-	-	-	-	-	-	-	-	-

Mark L. Collins	-	-	-	-	-	-	-	-	-	-	-

(1)  No such awards were granted during 2010.

As shown in the Summary Compensation Table above, each Named Executive’s base salary generally constitutes the majority of his or her respective compensation for 2010, 2009 and 2008. This is due to the fact that no annual bonus was paid in 2010, 2009 or 2008 under the Management Incentive Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End

This table shows the option and restricted stock awards that were outstanding as of December 31, 2010.  The table shows both exercisable and unexercisable options, as well as shares of restricted stock that have not yet vested, all of which were granted under our Long-Term Incentive Plan.

						Stock Awards
		Option Awards				Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
		Number of Securities Underlying
	Grant Date	Unexercised Options		Option Exercise Price	Option Expiration Date
Name		Exercisable	Unexercisable (1)
Michael M. Magee	01/21/01	1,022	-	$97.90	01/21/11
	04/24/07					1,049	$1,364
	01/15/08					4,587	5,963
	01/30/09	2,055	4,111	15.90	01/30/19

Robert N. Shuster	04/17/01	477	-	99.70	04/17/11
	04/24/07					330	429
	01/15/08					1,442	1,875
	01/30/09	619	1,237	15.90	01/30/19

David C. Reglin	01/21/01	930	-	97.90	01/21/11
	04/17/01	605	-	99.70	04/17/11
	04/24/07					330	429
	01/15/08					1,442	1,875
	01/30/09	608	1,216	15.90	01/30/19

Stefanie M. Kimball	04/24/07					300	390
	01/15/08					1,311	1,704
	01/30/09	608	1,216	15.90	01/30/19

William B. Kessel	04/24/07					322	419
	01/15/08					1,409	1,832
	01/30/09	608	1,216	15.90	01/30/19

Mark L. Collins	01/30/09	323	645	15.90	01/30/19

(1)  Options granted on January 30, 2009 vest ratably over a three-year period.
(2)  The shares of restricted stock are subject to risks of forfeiture until they vest, in full, on the fifth anniversary of the grant date.
(3)  The market value of the shares of restricted stock that have not vested is based on the closing price of our common stock as of December 31, 2010.

Option Exercises and Stock Vested - 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael M. Magee	-	$-	-	$-
Robert N. Shuster	-	-	-	-
David C. Reglin	-	-	-	-
Stefanie M. Kimball	-	-	-	-
William B. Kessel	-	-	-	-
Mark L. Collins	-	-	-	-

Nonqualified Deferred Compensation

The table below provides certain information relating to each defined contribution plan that provides for the deferral of compensation on a basis that is not tax qualified.

Name	Executive Contributions in 2010 (1)	Registrant Contributions in 2010	Aggregate Earnings in 2010	Aggregate Withdrawals/ Distributions	Aggregate Balance December 31, 2010
Michael M. Magee	$-	$-	$(6,150)	$-	$1,355
Robert N. Shuster	-	-	14	-	52,430
David C. Reglin	-	-	-	-	-
Stefanie M. Kimball	-	-	-	-	-
William B. Kessel	-	-	-	-	-
Mark L. Collins	-	-	-	-	-

(1) - Amounts reported as Executive Contributions are also included in the respective salary amounts on the Summary Compensation Table for 2010.

Certain of our officers, including the Named Executives, were able to contribute, on a tax deferred basis, up to 80% of his or her base salary and 100% of his or her annual cash bonus into our executive non-qualified excess plan. The Company made no contributions to this plan and contributions by participants were directed into various investment options as selected by each participant. Earnings on the investments accrued to the participants on a tax deferred basis. Participants could withdraw balances from their accounts in accordance with plan provisions.  This plan was terminated at the end of 2009.  In January 2011, all participant balances were paid out and the plan was liquidated.

Other Potential Post-Employment Payments

Executive Name	(1) Estimated Liability for Severance Payments & Benefit Amounts Under Continuity Agreements	(2) Payment Limitation Based on IRS Section 280G Limitation on Severance Amounts
Michael M. Magee	$1,254,457	$1,196,968
Robert N. Shuster	773,149	688,306
David C. Reglin	760,483	697,186
Stefanie M. Kimball	769,727	639,117
William B. Kessel	769,727	682,816
Mark L. Collins	741,401	628,457

(1) - The Corporation has entered into Management Continuity Agreements with each of the above named executives that provide for defined severance compensation and other benefits if they are terminated following a change of control of the Company.  The Agreements provide for a lump sum payout of the severance compensation and a continuation of certain health and medical insurance related benefits for a period of three years.  For further detailed information, see the section titled "Severance and Change in Control Payments" included as part of the Compensation Discussion and Analysis in this Proxy Statement.
(2) - The total amounts which may be due under the Management Continuity Agreements are subject to and limited by Internal Revenue Service Code Section 280G.  This column indicates the estimated payout based on IRS limitations.

As long as the Corporation has any obligation outstanding arising under TARP, none of the potential payments described above can be paid due to the prohibition related to “golden parachute payments” under ARRA, as discussed above.

Director Compensation

During 2009, in response to the prevailing, uncertain economic conditions, the Board reduced by 10 percent the annual retainer paid to non-employee directors. As a result, these amounts were $51,300 for 2010, and they will remain the same for 2011. Historically, half of the combined retainer was paid in cash and the other half was paid under our Deferred Compensation and Stock Purchase Plan for Non-employee Directors (the “Purchase Plan”) described below until that director achieved the required share ownership under our share ownership guidelines. Once a director achieved the requisite level of share ownership under those guidelines, each director then had a choice of receiving his or her director compensation in cash or deferred share units under our Purchase Plan, at his or her discretion.  Effective April 1, 2011, each of our directors elected to have their fees paid exclusively in shares of Company common stock pursuant to the Purchase Plan.

The Board approved the payment of additional retainers of $5,000, $3,000, and $2,000 to the Chairpersons of the Board’s audit committee, compensation committee, and nominating and corporate governance committee, respectively. No fees are payable for attendance at either Board or committee meetings.

Pursuant to our Long-Term Incentive Plan, the compensation committee may grant options to purchase shares of Independent Bank Corporation common stock to each non-employee director. No such stock options were granted during 2010, 2009, or 2008.

The Purchase Plan provides that non-employee directors may defer payment of all or a part of their director fees (“Fees”) or receive shares of common stock in lieu of cash payment of Fees. Under the Purchase Plan, each non-employee director may elect to participate in a Current Stock Purchase Account, a Deferred Cash Investment Account or a Deferred Stock Account.

A Current Stock Purchase Account is credited with shares of Independent Bank Corporation common stock having a fair market value equal to the Fees otherwise payable. A Deferred Cash Investment Account is credited with an amount equal to the Fees deferred and on each quarterly credit date with an appreciation factor that may not exceed the prime rate of interest charged by Independent Bank. A Deferred Stock Account is credited with the amount of Fees deferred and converted into stock units based on the fair market value of our common stock at the time of the deferral. Amounts in the Deferred Stock Account are credited with cash dividends and other distributions on our common stock. Fees credited to a Deferred Cash Investment Account or a Deferred Stock Account are deferred for income tax purposes. The Purchase Plan does not provide for distributions of amounts deferred prior to a participant’s termination as a non-employee director. Participants may generally elect either a lump sum or installment distributions.

Director Compensation — 2010

Name	Fees Earned or Paid in Cash	Option Awards(1)	Totals	Aggregate Stock Options Held as of 12/31/10

Donna J. Banks	$51,300	$—	$51,300	—
Jeffrey A. Bratsburg	51,300	—	51,300	823
Stephen L. Gulis, Jr.(2)	56,300	—	56,300	—
Terry L. Haske	51,300	—	51,300	823
Robert L. Hetzler	51,300	—	51,300	823
Clarke B. Maxson(3)	51,300	—	51,300	—
James E. McCarty(4)	54,300	—	54,300	—
Charles A. Palmer(5)	53,300	—	53,300	823
Charles C. Van Loan(6)	55,300	—	55,300	—
Totals	$475,700	$—	$475,700	3,292

(1)
No stock options were awarded to the Board during 2010, 2009, or 2008. No amounts were recognized as compensation expense in 2010 for financial reporting purposes with respect to stock options granted to directors in accordance with FASB ASC topic 718.

(2)	Includes additional retainer for service as chairperson of the audit committee.
(3)	Mr. Maxson retired from the Board in December 2010.
(4)	Includes additional retainer for service as chairperson of the compensation committee.
(5)	Includes additional retainer for service as chairperson of the nominating and corporate governance committee.
(6)	Includes fees received for attendance at Mepco Finance Corporation board meetings during 2010.

Compensation Committee Interlocks and Insider Participation

Mr. Van Loan, who previously served as CEO of the Company, serves on the compensation committee of the Board. In 2010, there did not exist any relationships involving our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

TRANSACTIONS INVOLVING MANAGEMENT

Our Board of Directors and executive officers and their associates were customers of, and had transactions with, our bank subsidiary in the ordinary course of business during 2010. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectability or present other unfavorable features. Such loans totaled $271,000 at December 31, 2010, equal to 0.2% of shareholders’ equity.

On February 16, 2011, the Company and the bank entered into a Consulting and Transition Agreement with Mr. Magee, our current CEO (the “Consulting Agreement”).  The Consulting Agreement provides that, effective January 1, 2013, Mr. Magee will be retained as a consultant for two years in order to facilitate a smooth and orderly transition within the Company and the bank and to assure access to Mr. Magee’s unique and valuable services.  The Consulting Agreement may be terminated by the Company or the Bank immediately for cause. Under the Consulting Agreement, Mr. Magee will receive quarterly consulting payments of $62,500, beginning January 1, 2013.  In addition, the Company will provide Mr. Magee and his dependants with health benefits at the coverage levels in effect as of January 1, 2013, and will reimburse him for the out-of-pocket costs he reasonably incurs to perform his consulting services, in each case for the term of the Consulting Agreement.  Mr. Magee agreed to not compete with the Company or the Bank anywhere within Michigan, and to not solicit any employee of the Company or the Bank, while employed by the Company and the Bank and during the term of the Consulting Agreement.  The Consulting Agreement also contains a mutual release of claims.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Securities Exchange Act of 1934, our directors and executive officers, as well as any person holding more than 10% of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the SEC. Based solely upon written representations by each director and executive officer and our review of those reports furnished to us, all of the required reports were timely filed by such persons during 2010.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at our 2012 Annual Meeting of Shareholders may do so in accordance with Rule 14a-8 of the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2012 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us at our principal executive offices at 230 West Main Street, Ionia, Michigan 48846, no later than November xx, 2011.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2012 Annual Meeting of Shareholders, SEC rules permit management to vote proxies at its discretion if we (1) receive notice of the proposal after the close of business on January 26, 2012 and before the close of business on February xx, 2012, and advise shareholders in the 2012 proxy statement about the nature of the matter and how management intends to vote on such matter, subject to Rule 14a-4(c), or (2) do not receive notice of the proposal after the close of business on January 26, 2012 and  prior to the close of business on February xx, 2012. Notices of intention to present proposals at the 2012 Annual Meeting of Shareholders should be addressed to our Corporate Secretary, at our principal offices listed above.

As of March xx, 2011, no proposals from any shareholder to be presented at the 2011 Annual Meeting of Shareholders have been received by us.

Under our Bylaws, no business may be brought before an annual shareholder meeting unless it is specified in the notice of the meeting and included in the Company’s proxy materials, or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to us (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than 60 nor more than 90 days prior to the date of the first anniversary of the preceding year’s Annual Meeting of Shareholders. If the date of the Annual Meeting of Shareholders is changed by more than 20 days from the date of the first anniversary of the 2011 Annual Meeting, then notice must be received within 10 days after the date we mail or otherwise give notice of the date of the Annual Meeting of Shareholders.

GENERAL

The cost of soliciting proxies for the Annual Meeting will be borne by us.  In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, email, fax, or in person. We have retained the services of Alliance Advisors, LLC to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicit proxies. The cost of such services is expected to total approximately $5,500, plus reasonable out of pocket expenses.

As of the date of this proxy statement, management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.

 By order of our Board of Directors,

/s/Robert N. Shuster
Robert N. Shuster
Secretary

Dated: March xx, 2011

APPENDIX A

INDEPENDENT BANK CORPORATION
LONG-TERM INCENTIVE PLAN
(as amended through February 15, 2011)

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1           Establishment of the Plan.  Independent Bank Corporation, a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Independent Bank Corporation Long-Term Incentive Plan" (the "Plan"), as set forth in this document.  The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its Subsidiaries, as well as Directors and Consultants.  Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 2002 Annual Meeting of Shareholders, the Plan shall be effective as of April 1, 2002 (the "Effective Date").
1.2           Purpose of the Plan.  The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of Plan Participants with those of its shareholders.  The Plan is designed to allow Plan Participants to participate in the Company's future, as well as to enable the Company to attract, retain and award such individuals.
1.3           Term of Plan.  No Awards shall be granted pursuant to the Plan on or after April 1, 2022 ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below:
2.1           "Administrator" shall mean the Board or any of the Committees designated to administer the Plan in accordance with Section 3.1 of the Plan.
2.2           "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.
2.3           "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan.  Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Administrator and shall be subject to the terms and conditions of the Plan.
2.4           "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.
2.5           "Board" shall mean the Board of Directors of the Company.
2.6           "Code" shall mean the Internal Revenue Code of 1986, as amended.
2.7           "Employee" shall mean any person employed by the Company or a Subsidiary.  Neither service as a Director nor the payment of a Director's fee by the Company shall be sufficient to constitute employment by the Company.
2.8           "Change in Control" shall mean (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, (iii) the sale of all or substantially all of the assets of the Company, or (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless each new director was nominated or elected by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
2.9           "Committee" shall mean one of the Committees, as specified in Article 3, appointed by the Board to administer the Plan.
2.10           "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company.
2.11           "Consultant" shall mean any person or entity engaged by the Company or a Subsidiary to render services to the Company or that Subsidiary.
2.12           "Director" shall mean a member of the Board or a member of the Board of Directors of a Subsidiary.
2.13           "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.
2.14           "Fair Market Value" shall be the closing sale price of the Company's Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (NASDAQ).  If no sale of shares of Common Stock is reflected on NASDAQ on a date, "Fair Market Value" shall be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.
2.15           "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.16           "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or Director, or holder of more than ten percent (10%) of its outstanding shares of the Company's Common Stock.

2.17           "Nonemployee Director" shall mean a person who satisfies (1) the definition of "Nonemployee Director" within the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC, or (2) the definition of "outside director" within the meaning of Section 162(m) of the Code.
2.18           "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.
2.19           "Option" means an Incentive Stock Option or a Nonqualified Stock Option.
2.20           "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.
2.21           "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.
2.22           "Participant" shall mean an employee of the Company or a Subsidiary, a Director or Consultant who holds an outstanding Award granted under the Plan.
2.23           "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.
2.24           "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.
2.25           "Restricted Stock" shall mean an Award granted to a Participant under Article 8 of this Plan.
2.26           "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains the age of 55; provided that for purposes of vesting  of any Awards under the Plan following age 55, an employee shall become twenty percent (20%) vested in such Award for each additional year of age after attaining age 55 (determined as of the date of termination of employment) and provided further that the Participant has remained in the employ of the Company or a Subsidiary for at least twelve (12) consecutive months from the date of the Award.  With respect to a Director, Retirement shall mean the termination of a Director's service as a Director of the Company or a Subsidiary after serving as a Director of the Company and/or any Subsidiary for a period of at least five (5) consecutive years prior to the date of termination of such service.
2.27           "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.
2.28           "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.
2.29           "Termination of Service" shall mean the termination of an Employee's employment with the Company or a Subsidiary.  An Employee employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.  With respect to a Participant that is not an Employee, Termination of Service shall mean the termination of the person's service as a Director or as a Consultant to the Company or a Subsidiary.

ARTICLE 3
ADMINISTRATION

3.1           The Committee.  The Plan may be administered by different Committees with respect to different groups of Plan Participants.  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more Non-Employee Directors.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.  Other than as provided above, the Plan shall be administered by (a) the Board, or (b) a Committee, which Committee shall be constituted to satisfy the foregoing conditions.
3.2           Committee Authority.  Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Administrator shall have full authority to grant Awards to key Employees of the Company or a Subsidiary, as well as Directors and Consultants.  Awards may be granted singly, in combination, or in tandem. The authority of the Administrator shall include the following:
(a)           To select the key employees of the Company or a Subsidiary, Directors or Consultants to whom Awards may be granted under the Plan;
(b)           To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;
(c)           To determine the number of shares of Common Stock to be covered by each Award;

(d)           To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Administrator shall determine in its sole discretion;
(e)           To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company other than under the terms of this Plan;
(f)           To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and
(g)           To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan.  A majority of any Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of any Committee, shall be the valid acts of any Committee.  The interpretation and construction by any Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns.  No member of the Board or any Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.  Notwithstanding the foregoing, without the prior approval of the Company's shareholders, neither the Committee nor the Board of Directors shall have the authority to lower the option exercise price of previously granted Awards, whether by means of the amendment of previously granted Awards or the replacement or regrant, through cancellation, of previously granted Awards.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares") shall be 942,517 Shares.
Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Administrator shall determine from time to time.  If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

ARTICLE 5
ELIGIBILITY

The persons who shall be eligible to receive Awards under the Plan shall be selected by the Administrator from time to time.  In making such selections, the Administrator shall consider the nature of the services rendered by such persons, their present and potential contribution to the Company's success and the success of the particular Subsidiary of the Company by which they are employed or to whom they provide services, and such other factors as the Administrator in its discretion shall deem relevant.  Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

ARTICLE 6
STOCK OPTIONS

6.1           Options.  Options may be granted alone or in addition to other Awards granted under this Plan.  Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).
6.2           Grants.  The Administrator shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options.  To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.
6.3           Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.  An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.  The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

6.4           Terms of Options.  Options granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:
(a)           Option Price.  The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.
(b)           Option Term.  The term of each Option shall be fixed by the Administrator, provided that no Option that has been designated as an Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.
(c)           Exercisability.  An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator and set forth in the Award Agreement.  If the Administrator provides that any Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine.
(d)           Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the purchase price in such form as the Administrator may accept.  Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares.  If and to the extent determined by the Administrator in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months), or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Administrator.  No shares of stock shall be issued until payment has been made.  A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan.
(e)           Transferability of Options.  No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Administrator may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the Award Agreement pursuant to which such Options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 6.4(e), and (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 6.4(h). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events of termination of service of Sections 6.4(f), (g) and (h) hereof, and the tax withholding obligations of Section 14.3 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(f), (g), and (h).  The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any Option.  Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee.  The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.
(f)           Termination of Service for Reasons other than Retirement, Disability, or Death.  Upon termination of Service for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Service and shall not have been fully exercised, be exercisable, in whole or in part, at any time for a period of no more than three (3) months following Termination of Service, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise.  Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Service for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.
(g)           Termination of Service Due to Disability.  Upon Termination of Service by reason of Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Disability and shall not have been fully exercised, remain exercisable in whole or in part during the original term of such Options held by that Participant.
(h)           Termination of Service Due to Retirement.  Upon Termination of Service by reason of Retirement, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued on the date of such Retirement and shall not have been fully exercised, including Options that shall become vested under the provisions of Section 2.25, shall remain exercisable in whole or part during the original term of such Option held by that Participant.

(i)           Termination of Service for Death.  Upon Termination of Service due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance at any time during the twelve (12) month period following death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.
(j)           Termination of Options.  Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g), (h), or (i) is applicable shall terminate upon expiration of such exercise period.
(k)           Purchase and Settlement Provisions.  The Administrator may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.  In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Administrator may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1           Grant of SARs.  The Administrator may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only.  A SAR may be granted only at the time of grant of the related Option.  A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2.  Such Option will, to the extent surrendered, then cease to be exercisable.  Subject to Section 6.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.
7.2           Payment of SAR Amount.  Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised.  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.
7.3           Nontransferability.  No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all SARs shall be exercisable, during the Participant's lifetime, only by such Participant.

ARTICLE 8
RESTRICTED STOCK

8.1           Awards of Restricted Stock.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Administrator shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.  The Administrator may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Administrator may determine.  The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
8.2           Awards and Certificates.  A Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.  Further, such Award shall be subject to the following conditions:
(a)           Acceptance.  Awards of Restricted Stock must be accepted within a period of thirty (30) days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

(b)           Legend.  Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Independent Bank Corporation Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated ________.  Copies of such Plan and Agreement are on file in the offices of the Company, 230 West Main Street, Ionia, Michigan 48846."

(c)           Custody.  The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.
8.3           Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:
(a)           Restriction Period.  Subject to the provisions of this Plan and the Award Agreement, during a period set by the Administrator commencing with the Award Date (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan.  Subject to these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Administrator may determine.
(b)           Rights as Shareholder.  Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends.  The Administrator, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred.  If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(c)           Termination of Service.  Subject to the applicable provisions of the Award Agreement, this Article 8 and Section 2.25, upon Termination of Service for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.
(d)           Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

ARTICLE 9
PERFORMANCE SHARES

9.1           Award of Performance Shares.  Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan.  The Administrator shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement.  The Administrator may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Administrator shall determine.  The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
9.2           Terms and Conditions.  Performance Shares awarded pursuant to this Article 9 shall be subject to the following terms and conditions:
(a)           Nontransferability.  Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.  At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Administrator may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.
(b)           Dividends.  Unless otherwise determined by the Administrator at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.
(c)           Termination of Employment.  Subject to the provisions of the Award Agreement, this Article 9 and Section 2.25, upon Termination of Service for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Administrator at or after grant.

(d)           Accelerated Vesting.  Based on service, performance and/or such other factors or criteria as the Administrator may determine and set forth in the Award Agreement, the Administrator may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

ARTICLE 10
OTHER STOCK-BASED AWARDS

10.1           Other Awards.  Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, or Performance Shares.  Subject to the provisions of this Plan, the Administrator shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards.  The Administrator may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.  The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.
10.2           Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:
(a)           Nontransferability.  Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(b)           Dividends.  Unless otherwise determined by the Administrator at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.
(c)           Vesting.  Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Administrator, in its sole discretion.
(d)           Waiver of Limitation.  In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.
(e)           Price.  Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Administrator shall determine and specify in the Award Agreement.

ARTICLE 11
TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or of Section 13.1); (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; or (iii) extend the maximum option period under Section 6.4(b) of the Plan.  The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 13.2, no such amendment or other action by the Administrator shall impair the rights of any Participant without the Participant's consent.  Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 12
UNFUNDED PLAN

This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 13
ADJUSTMENT PROVISIONS

13.1           Antidilution.  Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.
13.2           Change in Control.  Notwithstanding Section 13.1, upon a Change in Control, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.
13.3           Adjustments by Administrator.  Any adjustments pursuant to this Article 13 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive.  No fractional interest will be issued under the Plan on account of any such adjustments.  Only cash payments will be made in lieu of fractional shares.

ARTICLE 14
GENERAL PROVISIONS

14.1           Legend.  The Administrator may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.
All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
14.2           No Right to Employment.  Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.
14.3           Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.  Unless otherwise prohibited by the Administrator, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date," less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.  The "Tax Date" shall be the date that the amount of tax to be withheld is determined.
14.4           No Assignment of Benefits.  No Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
14.5           Governing Law.  This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.
14.6           Application of Funds.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.
14.7           Rights as a Shareholder.  Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

Independent Bank Corporation
P.O. Box 491, 230 West Main Street
Ionia, Michigan 48846
616-527-5820

ANNUAL MEETING OF SHAREHOLDERS OF

INDEPENDENT BANK CORPORATION

April 26, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement and proxy card are available at http://www.snl.com/irweblinkx/docs.aspx?iid=100319

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20330303003000000000 4	042611

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, AND 5.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒
					For	Against	Abstain
1. Election of Directors: 3 nominees for three year terms expiring in 2014:			2.	Ratification of the appointment of Crowe Horwath, LLP as independent auditors for the fiscal year ending December 31, 2011.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES	☐ Stephen L. Gulis, Jr. ☐ Terry L. Haske ☐ Charles A. Palmer	Expiring in 2014 Expiring in 2014 Expiring in 2014	3.	Approval of an advisory (non-binding) resolution to approve the compensation paid to our executives.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			4.	Approval of an amendment to our Long-Term Incentive Plan to extend the Plan for an additional 10 years and make an additional 750,000 shares of our common stock available for issuance under the Plan.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)
			5.	Approval of proposal to authorize us to sell 2,500,000 additional shares of our common stock under an equity line facility we have established.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ◆

If a proxy is returned and no instructions are given, the proxy will be voted FOR the election of directors and FOR proposals 2, 3, 4, and 5. If instructions are given with respect to one or more but not all proposals, (i) such instructions as are given will be followed, and (ii) the proxy will be voted FOR the election of directors (if applicable) and FOR any other proposal for which no instructions are given.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

INDEPENDENT BANK CORPORATION

April 26, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

Information on directions to the site of our Annual Meeting is available on our website at www.IndependentBank.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.snl.com/irweblinkx/docs.aspx?iid=100319

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330303003000000000 4	042611

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, AND 5.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒
					For	Against	Abstain
1. Election of Directors: 3 nominees for three year terms expiring in 2014:			2.	Ratification of the appointment of Crowe Horwath, LLP as independent auditors for the fiscal year ending December 31, 2011.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES	☐ Stephen L. Gulis, Jr. ☐ Terry L. Haske ☐ Charles A. Palmer	Expiring in 2014 Expiring in 2014 Expiring in 2014	3.	Approval of an advisory (non-binding) resolution to approve the compensation paid to our executives.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			4.	Approval of an amendment to our Long-Term Incentive Plan to extend the Plan for an additional 10 years and make an additional 750,000 shares of our common stock available for issuance under the Plan.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)
			5.	Approval of proposal to authorize us to sell 2,500,000 additional shares of our common stock under an equity line facility we have established.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ◆

If a proxy is returned and no instructions are given, the proxy will be voted FOR the election of directors and FOR proposals 2, 3, 4, and 5. If instructions are given with respect to one or more but not all proposals, (i) such instructions as are given will be followed, and (ii) the proxy will be voted FOR the election of directors (if applicable) and FOR any other proposal for which no instructions are given.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INDEPENDENT BANK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael M. Magee, Jr. and Robert N. Shuster, and each of them as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Independent Bank Corporation held of record by the undersigned on February 28, 2011, at the Annual Meeting of Shareholders to be held at the Watt Auditorium, located at 438 Union Street, Ionia, Michigan 48846 on Tuesday, April 26, 2011 at 3:00 p.m. (local time), or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)